UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 8, 2011

ADVENTRX Pharmaceuticals, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32157	84-1318182
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

12390 El Camino Real, Suite 150, San Diego, California		92130
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	858-552-0866

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 8, 2011, the board of directors (the "Board") of ADVENTRX Pharmaceuticals, Inc. (the "Company") increased the number of authorized directors constituting the Board from three to four and appointed Brian M. Culley, the Company’s Chief Executive Officer, to the Board, effective immediately, to fill the newly created directorship. Mr. Culley will not receive any additional compensation for his service as a director.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As a corporate "clean-up" matter, the Company is permitted under Delaware General Corporation Law to file a certificate of elimination to remove from its certificate of incorporation references to any class or series of stock when no shares of that class or series of stock remain outstanding. The Company previously issued shares of the six series of convertible preferred stock listed below, all of which subsequently were converted into shares of the Company’s common stock and are no longer outstanding. On December 8, 2011, the Company filed a Certificate of Elimination of the 0% Series A Convertible Preferred Stock, 5% Series B Convertible Preferred Stock, 5% Series C Convertible Preferred Stock, 4.25660% Series D Convertible Preferred Stock, 3.73344597664961% Series E Convertible Preferred Stock and 2.19446320054018% Series F Convertible Preferred Stock (collectively, the "Series A – F Preferred Stock") with the Secretary of State of the State of Delaware (the "Certificate of Elimination"). The Certificate of Elimination was authorized by the Board and, upon filing, had the effect of eliminating from the Amended and Restated Certificate of Incorporation of the Company, as amended to date, all matters set forth in the Certificates of Designation of Preferences, Rights and Limitations of the Series A – F Preferred Stock. A copy of the Certificate of Elimination is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

On December 8, 2011, the Board approved an amendment to the Company’s Amended and Restated Bylaws, effective immediately, to add a new Article X that provides that, unless the Company consents to an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer of the Company to the Company or its stockholders, (iii) any action asserting a claim against the Company arising pursuant to any provision of the General Corporation Law of the State of Delaware, the Company’s certificate of incorporation or its bylaws or (iv) any action asserting a claim governed by the internal affairs doctrine. A copy of the Certificate of Amendment of the Amended and Restated Bylaws of the Company is attached as Exhibit 3.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The list of exhibits called for by this Item is incorporated by reference to the Exhibit Index filed with this report.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVENTRX Pharmaceuticals, Inc.

December 9, 2011	By:	/s/ Patrick L. Keran

Name: Patrick L. Keran
Title: President and Chief Operating Officer

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Exhibit Index

Exhibit No.	Description

3.1	Certificate of Elimination of the 0% Series A Convertible Preferred Stock, 5% Series B Convertible Preferred Stock, 5% Series C Convertible Preferred Stock, 4.25660% Series D Convertible Preferred Stock, 3.73344597664961% Series E Convertible Preferred Stock and 2.19446320054018% Series F Convertible Preferred Stock of the registrant, dated December 8, 2011
3.2	Certificate of Amendment of the Amended and Restated Bylaws of the registrant, dated December 8, 2011